Exhibit 10.11

SECOND AMENDMENT TO

EMPLOYMENT AGREEMENT

This SECOND AMENDMENT TO EMPLOYMENT AGREEMENT (this “Amendment”) is effective as of May 1, 2013 by and between Infor Global Solutions (Michigan), Inc., a Michigan corporation (the “Company”), and Stephan Scholl (“Executive”). Each of the Company and Executive is hereinafter occasionally referred to individually as a “Party,” and, collectively, as the “Parties.” Capitalized terms used herein but not otherwise defined shall have the meanings ascribed to them in the Agreement (as defined below).

BACKGROUND

WHEREAS, the Company and Executive have entered into that certain Employment Agreement, dated as of December 1, 2010 (as amended by that certain Amendment to Employment Agreement, dated as of January 13, 2012, the “Agreement”);

WHEREAS, the Parties desire to amend certain sections of the Agreement as set forth in this Amendment; and

WHEREAS, pursuant to Section 19 of the Agreement, any amendment of the provisions of the Agreement must be approved in writing by each of the Parties.

NOW THEREFORE, in consideration of the premises and of the mutual covenants herein contained, the Parties agree as follows:

AGREEMENT

SECTION 1. Amendments to Agreement. The following text is hereby added as a new Section 3(g) of the Agreement:

(g) During the Employment Period and so long as Executive maintains his principal residence within fifty (50) miles of New York City, Executive will be entitled to a monthly payment in respect of expenses incurred in connection with maintaining Executive’s principal residence in or around New York City equal to $[        ]1 (the “Residence Maintenance Fee”). The Residence Maintenance Fee shall be [made on the first payroll date in each calendar month during the Employment Period][payable in regular installments in accordance with the Company’s general payroll practices for all salaried employees] and will be subject to customary withholding. In addition, in connection with Executive’s relocation to New York City, Executive shall be entitled to a one-time payment equal to

[1]	Amount equal to $25,000 plus tax gross up.

$[        ]2 in respect of Executive’s first month of rent and real estate brokerage fees (the “Relocation Deposit”). The Relocation Deposit shall be paid to Executive [on the first payroll date following May 1, 2013]. The parties hereto also acknowledge and agree that the Company has paid on Executive’s behalf a security deposit equal to $43,000 with respect to Executive’s New York City apartment and that the Company, and not Executive, shall be entitled to the return of such security deposit upon the termination of Executive’s lease.

SECTION 2. Reference to and Effect on the Agreement. Except as expressly modified by SECTION 1 of this Amendment, the Agreement shall continue and remain in full force and effect in accordance with its terms. All references to the Agreement shall hereafter mean the Agreement as amended by this Amendment.

SECTION 3. Governing Law. This Amendment shall be governed by and construed and enforced in accordance with the internal, substantive laws of the State of Georgia, without giving effect to the conflict of laws rules thereof.

SECTION 4. Headings. Section headings in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purposes.

SECTION 5. Execution in Counterparts. This Amendment may be executed in counterparts and delivered via facsimile, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute but one and the same instrument.

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[2]	Amount equal to $60,200 plus tax gross up.

IN WITNESS WHEREOF, each of the Parties has caused this Amendment to be duly executed with effect as of the date above first written.

INFOR GLOBAL SOLUTIONS (MICHIGAN), INC.

By:	/s/ Gregory M. Giangiordano
Name:	Gregory M. Giangiordano
Its:	President

/s/ Stephan Scholl
STEPHAN SCHOLL

{Second Amendment to Scholl Employment Agreement}